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Exhibit 5.1

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103

         December 8, 2004

The Pep Boys—Manny, Moe & Jack
The Pep Boys Manny Moe & Jack of California
Pep Boys—Manny, Moe & Jack of Delaware, Inc.
Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc.
c/o The Pep Boys—Manny, Moe & Jack
3111 W. Allegheny Avenue
Philadelphia, Pennsylvania 19132

RE:
Registration Statement on Form S-3 pursuant to Rule 462(b) under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as counsel to The Pep Boys—Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), The Pep Boys Manny Moe & Jack of California, a California corporation ("PBY—CA"), Pep Boys—Manny, Moe & Jack of Delaware, Inc., a Delaware corporation ("PBY—DE"), and Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc., a Delaware corporation (collectively with PBY—CA and PBY—DE, the "Guarantors"), in connection with the filing of the referenced Registration Statement on Form S-3 (the "Registration Statement") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement incorporates by reference in its entirety the Registration Statement on Form S-3 (File No. 333-109625), filed with the SEC, and declared effective on November 10, 2003. The Registration Statement relates to the proposed offering and sale of up to $15,000,000 aggregate amount of senior debt securities of the Company (the "Senior Debt Securities"), subordinated debt securities of Company (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), the guarantees of the Debt Securities by the Guarantors (the "Guarantees"), common stock, par value of $1.00, of the Company (the "Common Stock"), stock purchase contracts (the "Stock Purchase Contracts"), representing obligations of the holder to purchase the Common Stock from the Company, stock purchase units (the "Stock Purchase Units") of the Company, representing ownership of the Stock Purchase Contracts, the Debt Securities or U.S. Treasury securities and warrants of the Company (the "Warrants") entitling the holder to purchase the Debt Securities or the Common Stock from the Company. The Debt Securities, the Guarantees, the Common Stock, the Stock Purchase Contracts, the Stock Purchase Units and the Warrants are herein referred to collectively as the "Securities."

In connection with this opinion letter, we have examined the Registration Statement, the proposed form of the indenture (the "Indenture") with a trustee (the "Trustee"), originals, or copies certified or otherwise identified to our satisfaction of the Articles or Certificate of Incorporation and Bylaws of the Company and the Guarantors and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed for purposes of our opinion that the Indenture will be duly authorized, executed and delivered by the Trustee, that the Indenture will constitute a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We have also assumed that (i) the definitive terms of any Security, other than Common Stock, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the Board of Directors of the Company and applicable law, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) a Prospectus Supplement will have been filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby, and (iv) all Securities will be issued in compliance with applicable federal and state securities laws.

Based upon the foregoing, we are of the opinion that

        1.     When the Debt Securities and the related Guarantees are executed by duly authorized officers of the Company and the Guarantors, respectively, as provided in the Indenture, and the Debt Securities are duly authenticated by the Trustee and are delivered by the Company against receipt of the purchase price therefor in the manner contemplated by the Registration Statement, the Debt Securities and the Guarantees will constitute valid and binding obligations of the Company and the Guarantors, as applicable.

        2.     Upon due authorization by the Company, the Common Stock, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

        3.     When duly authorized and executed by the Company and sold and delivered at the price and in the manner contemplated by the Registration Statement, the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Stock Purchase Contracts will be duly authorized, validly issued and valid and binding obligations of the Company.

        4.     Upon the due authorization and execution and delivery by the Company, as issuer, a depositary and any other parties thereto of a deposit agreement (the "Deposit Agreement") relating to the Stock Purchase Units and each amendment or supplement thereto and assuming all legal authority of the depositary and such other parties to do so, assuming the relevant Deposit Agreement is consistent with the description thereof contained in the Registration Statement, the Stock Purchase Units will be duly and validly authorized and, when the Stock Purchase Units or certificates representing the Stock Purchase Units are duly executed by the Company, authenticated by the depositary under the Deposit Agreement and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement, the Stock Purchase Units will valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in the Deposit Agreement.

        5.     Upon the due authorization and execution and delivery by the Company, as issuer, the warrant agent and the other parties thereto of a warrant agreement (the "Warrant Agreement") relating to Warrants and each amendment or supplement thereto and assuming all legal authority of the warrant agent and such other parties to do so, assuming that the relevant Warrant Agreement is consistent with the description thereof contained in the Registration Statement and the legality and validity of the Common Stock or Debt Securities underlying such Warrants, the Warrants will be duly and validly authorized, and, when the Warrants are duly executed by the Company, authenticated by the warrant agent and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in the Warrant Agreement.

The opinions expressed above are subject to the following limitations and qualifications:

The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

Under applicable law, guarantors may be entitled to certain rights or protections which as a matter of statutory or common law may not be waived or altered. We express no opinion herein as to the enforceability of any provisions of the Guarantees which purport to waive or alter such rights or protections, except to the extent permitted by law.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania and the State of New York, and the Delaware General Corporation Law, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Validity of Securities" in the prospectus incorporated by reference in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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